Registration No. 333-124223

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Fully and Unconditionally Guaranteed By Manulife Financial Corporation

Pricing Supplement No. 6	Trade Date: 9/6/2005
(To Prospectus dated July 8, 2005)	Issue Date: 9/9/2005

The date of this Pricing Supplement is September 6, 2005

CUSIP or Common Code:	41013NVA3

Price to Public:	100.000%

Principal Amount:	$3,972,000.00

Proceeds to Issuer:	$3,938,238.00

Discounts and Commissions:	0.850%

Reallowance:	0.150%

Dealer:	99.250%

Maturity Date:	9/15/2010

Stated Annual Interest Rate:	Floating Rate Note

Interest Rate Determination Date:	The 7th business day preceding an Interest Reset Date.

Interest Reset Periods:	Monthly. The first interest period will run from and including the Issue Date to but excluding October 15, 2005.

Interest Reset Dates:	The 15th day of each month during the term of the notes, beginning October 15, 2005.

Day Count Convention:	30/360

Interest Rate Basis:	Consumer Price Index Adjustment Rate

Index Maturity:	N/A

Spread:	+1.34%

Initial Interest Rate:	4.51%

Maximum Interest Rate:	N/A

Minimum Interest Rate:	0.00% per annum with respect to each Interest Reset Period

Interest Payment Frequency and Dates:	Monthly, from and including an Interest Reset Date to and excluding the next succeeding Interest Reset Date, except that the first period shall be the period from and including the Issue Date to but excluding October 15, 2005 (or, if such day is not a business day, the following business day).

Interest Payment Date:	The 15th day of each month during the term of the notes, beginning October 15, 2005 (or, if such day is not a business day, the next following business day, in which case interest on that interest payment will not accrue for the period from the scheduled interest payment date to the next following business day on which the interest payment is made).

Additional Amounts:	N/A

Survivor’s Option:	Yes

Callable by Issuer:	No

If Callable by Issuer, dates and terms of redemption (including the redemption price):	N/A

Original Issue Discount[1]:	N/A

Other Material Terms (if any):	N/A

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-124223

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Fully and Unconditionally Guaranteed By Manulife Financial Corporation

Pricing Supplement No. 6	Trade Date: 9/6/2005
(To Prospectus dated July 8, 2005)	Issue Date: 9/9/2005

The date of this Pricing Supplement is September 6, 2005

CUSIP or Common Code:	41013NVC9

Price to Public:	100.000%

Principal Amount:	$705,000.00

Proceeds to Issuer:	$695,835.00

Discounts and Commissions:	1.300%

Reallowance:	0.200%

Dealer:	98.800%

Maturity Date:	9/15/2015

Stated Annual Interest Rate:	Floating Rate Note

Interest Rate Determination Date:	The 7th business day preceding an Interest Reset Date.

Interest Reset Periods:	Monthly. The first interest period will run from and including the Issue Date to but excluding October 15, 2005.

Interest Reset Dates:	The 15th day of each month during the term of the notes, beginning October 15, 2005.

Day Count Convention:	30/360

Interest Rate Basis:	Consumer Price Index Adjustment Rate

Index Maturity:	N/A

Spread:	+1.63%

Initial Interest Rate:	4.80%

Maximum Interest Rate:	N/A

Minimum Interest Rate:	0.00% per annum with respect to each Interest Reset Period

Interest Payment Frequency and Dates:	Monthly, from and including an Interest Reset Date to and excluding the next succeeding Interest Reset Date, except that the first period shall be the period from and including the Issue Date to but excluding October 15, 2005 (or, if such day is not a business day, the following business day).

Interest Payment Date:	The 15th day of each month during the term of the notes, beginning October 15, 2005 (or, if such day is not a business day, the next following business day, in which case interest on that interest payment will not accrue for the period from the scheduled interest payment date to the next following business day on which the interest payment is made).

Additional Amounts:	N/A

Survivor’s Option:	Yes

Callable by Issuer:	No

If Callable by Issuer, dates and terms of redemption (including the redemption price):	N/A

Original Issue Discount[1]:	N/A

Other Material Terms (if any):	N/A

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-124223

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Fully and Unconditionally Guaranteed By Manulife Financial Corporation

Pricing Supplement No. 6	Trade Date: 9/6/2005
(To Prospectus dated July 8, 2005)	Issue Date: 9/9/2005

The date of this Pricing Supplement is September 6, 2005

CUSIP or Common Code:	41013NUX4	41013NUY2	41013NUZ9

Price to Public:	100.000%	100.000%	100.000%

Principal Amount:	$327,000.00	$70,000.00	$53,000.00

Proceeds to Issuer:	$325,283.25	$69,510.00	$52,549.50

Discounts and Commissions:	0.525%	0.700%	0.850%

Reallowance:	0.150%	0.150%	0.150%

Dealer:	99.550%	99.375%	99.250%

Maturity Date:	9/15/2008	9/15/2009	9/15/2010

Stated Annual Interest Rate:	4.050%	4.100%	4.200%

Interest Payment Frequency:	Monthly	Monthly	Quarterly

First Payment Date:	10/15/2005	10/15/2005	12/15/2005

Additional Amounts:	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes

Callable by Issuer:	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-124223

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Fully and Unconditionally Guaranteed By Manulife Financial Corporation

Pricing Supplement No. 6	Trade Date: 9/6/2005
(To Prospectus dated July 8, 2005)	Issue Date: 9/9/2005

The date of this Pricing Supplement is September 6, 2005

CUSIP or Common Code:	41013NVB1	41013NVD7	41013NVE5

Price to Public:	100.000%	100.000%	100.000%

Principal Amount:	$982,000.00	$142,000.00	$580,000.00

Proceeds to Issuer:	$973,653.00	$140,154.00	$566,950.00

Discounts and Commissions:	0.850%	1.300%	2.250%

Reallowance:	0.150%	0.200%	0.350%

Dealer:	99.250%	98.800%	97.900%

Maturity Date:	9/15/2010	9/15/2015	9/15/2030

Stated Annual Interest Rate:	4.500%	4.900%	5.050%

Interest Payment Frequency:	Monthly	Monthly	Monthly

First Payment Date:	10/15/2005	10/15/2005	10/15/2005

Additional Amounts:	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes

Callable by Issuer:	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	9/15/2007 Callable one time only at 100% on call	9/15/2007 Callable one time only at 100% on call	9/15/2010 Callable one time only at 100% on call

Original Issue Discount[1]:	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.